UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Items

On August 20, 2008, EMVELCO Corp. (the “Company”) entered into that certain term sheet with Ahmet Sahap Unlu (“Unlu”) pursuant to which the Company and Unlu agreed to enter into a joint venture to develop certain specific identified chromium opportunities located in the Gaziantep Province of southern Turkey (the “Gaziantep Property”). The parties will establish a Turkey limited liability company which will be 80% owned by the Company and 20% owned by Unlu. Unlu will contribute a lease on the Gaziantep Property and the Company shall serve as the manager and will develop a work program to exploit the Gaziantep Property as well as fund all operations. The Company will issue Unlu 10,000,000 shares of common stock, which will have piggyback registration rights in the event of a fully registered underwritten offering, as well as warrants to purchase 10,000,000 shares of common stock in consideration for contributing the lease to the join venture. The warrant shall be exercisable for a period of four years at an exercise price of $1.80 per share. The Company will also reimburse Unlu $25,000 for legal expenses and expenses associated with updating a report on the property.

The above joint venture is subject to the drafting and negotiation of a final definitive agreement, performing due diligence as well as board approval of the Company. There is no guarantee that the company will be able to close the above joint venture or that the joint venture will be closed on the above stated terms. The Company is required to complete its due diligence by August 31, 2008 and will have exclusive negotiation rights regarding the property through September 28, 2008.

Based on the Company’s preliminary review of the Gaziantep Property, the Company believes that the Gaziantep Property is covered by a 10 year lease ending in 2013, which can be renewed if actual mining is taking place. The lease right covers approximately 918 acres. Based on preliminary reserve report, which is subject to the Company due diligence, there are proven reserves of about 135,000 metric tons and probable  reserves of about 135,000 metric tons. The Company intends to use open pit production mode, with potential of production at the rate of 15,000 metric tons annually.

Chromium is used in stainless steel production. The Company believes recent chromium ore prices have ranged from $600 to $700 per metric ton for Turkish producers.

Upon successful closing of the above transaction, the Company will grant TransGlobal Financial LLC, a California limited liability company (“TransGlobal”), a 20% carried interest, as disclosed by the company filling on Form 8-K on July 17, 2008. Mr. Mike Mustafoglu, the Chairman of the Board of Directors of the Company, is an executive officer, director and shareholder of Transglobal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

		By:	/s/ ROBIN ANN GORELICK
		Name:	Robin Ann Gorelick
		Title:	Secretary

Date:	August 25, 2008 Beverly Hills, California